                            ARTICLES OF INCORPORATION
                                       OF
                                JUNDT FUNDS, INC.


     For the purpose of forming a corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A, the following Articles of Incorporation are hereby adopted:

     1.   The name of the corporation is Jundt Funds, Inc. (the "Corporation").

     2. The Corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, the Corporation shall have specific power:

          (a) to conduct, operate and carry on the business of a so-called "open-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations; and

          (b) to purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, options on stock indexes, stock index and interest rate futures contracts and options thereon, and other futures contracts and options thereon.

     In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

     3.   The Corporation shall have perpetual existence.

     4. The location and post office address of the registered office in Minnesota is 1550 Utica Avenue South, Suite 950, Minneapolis, Minnesota 55416.

     5. The total authorized number of shares of the Corporation is 1 trillion (1,000,000,000,000), all of which shall be common shares of the par value of $.01 per share (individually, a "Share" and collectively, the "Shares"). The Corporation may issue and sell any of its Shares in fractional denominations to the same extent as its whole Shares, and Shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation.

     (a) Ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series A Common Shares;" and the remaining nine hundred ninety billion (990,000,000,000) Shares authorized by this Article 5 shall initially be undesignated Shares (the "Undesignated Shares"). Any series of the Shares shall be referred to herein individually as a "Series" and collectively herein, together with any further series from time to time created by the Board of Directors, as "Series." The Undesignated Shares may be issued in such Series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any Series as may be adopted from time to time by the Board of Directors pursuant to the authority hereby vested in the Board of Directors. Each Series of Shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any Series of Shares of the Corporation. Such investment portfolios in which Shares of the Series represent interests are also hereinafter referred to as "Series."

     (b) The Shares of each Series may be classified by the Board of Directors in one or more classes (individually, a "Class" and, collectively, together with any other class or classes within any Series, the "Classes") with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such Class or Classes as may be adopted from time to time by the Board of Directors pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes, Section 302A.401, Subd. 3, or any successor provision. The Shares of each Class within a Series may be subject to such charges and expenses (including by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the "Investment Company Act"), which charges and expenses may differ from those applicable to another Class within such Series, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions providing for the issue of such Class) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such Class. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that Shares of any Class shall be convertible (automatically, optionally or otherwise) into Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.


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

     6.   The shareholders of each Series of Shares (or Class thereof) of the
Corporation:

     (a) shall not have the right to cumulate votes for the election of directors; and

     (b) shall have no preemptive right to subscribe to any issue of Shares of any Series (or Class thereof) of the Corporation now or hereafter created, designated or classified.

     7. A description of the relative rights and preferences of all Series of Shares (and Classes thereof) is as follows, unless otherwise set forth in one or more amendments to these Articles of Incorporation or in the resolution providing for the issue of such Series (and Classes thereof):

     (a) On any matter submitted to a vote of shareholders of the Corporation, all Shares of the Corporation then issued and outstanding and entitled to vote, irrespective of Series or Class, shall be voted in the aggregate and not by Series or Class, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case Shares will be voted by individual Series or Class, as applicable; (ii) when otherwise required by the Investment Company Act, in which case Shares shall be voted by individual Series or Class, as applicable; and (iii) when the matter does not affect the interests of a particular Series or Class, in which case only shareholders of the Series or Class affected shall be entitled to vote thereon and shall vote by individual Series or Class, as applicable.

     (b) All consideration received by the Corporation for the issue or sale of Shares of any Series, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the Shares of that Series relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" such Series of Shares of the Corporation.

     (c) Assets of the Corporation not belonging to any particular Series of Shares are referred to herein as "General Assets." General Assets shall be allocated to each Series of Shares in proportion to the respective net assets belonging to such Series. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a Series of Shares or as General Assets, and as to the allocation of General Assets.

     (d) The assets belonging to a particular Series of Shares shall be charged with the liabilities incurred specifically on behalf of such Series ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of the Corporation ("General Liabilities") in proportion to the respective net assets belonging to such Series of Shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities among Series of Shares.

     (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A or any successor provision thereto, declare and pay dividends or distributions in Shares, cash or other property on any or all Series of Shares (or Classes thereof), the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors.

     (f) In the event of the liquidation or dissolution of the Corporation, holders of the Shares of any Series shall have priority over the holders of any other Series with respect to, and shall be entitled to receive, out of the assets of the Corporation available for distribution to holders of Shares, the assets belonging to such Series of Shares and the General Assets allocated to such Series, and the assets so distributable to the holders of the Shares of any Series shall be distributed among such holders in proportion to the number of Shares of such Series held by each such shareholder and recorded on the books of the Corporation, except that, in the case of a Series of Shares with more than one Class of Shares, such distributions shall be adjusted to appropriately reflect any charges and expenses borne by each individual Class.

     (g) With the approval of a majority of the shareholders of each of the affected Series of Shares present in person or by proxy at a meeting called for the following purpose (provided that at least 10% of the issued and outstanding Shares of the affected Series is present at such meeting in person or by proxy), the Board of Directors may transfer the assets of any Series of Shares to any other Series. Upon such a transfer, the Corporation shall issue Shares representing interests in the Series of Shares to which the assets were transferred in exchange for all Shares representing interests in the Series from which the assets were transferred. Such Shares shall be exchanged at their respective net asset values.

     8. The following additional provisions, when consistent with law, are hereby established for the management of the business of the Corporation, for the conduct of the affairs of the Corporation and for the purpose of describing certain specific powers of the Corporation and of its directors and shareholders.

     (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

          (i) to make, adopt, alter, amend and repeal Bylaws of the Corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;

          (ii) to distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable each Series of Shares to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

          (iii) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the Corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements;

          (iv) to authorize any agreement of the character described in subparagraph (iii) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

          (v) to allot and authorize the issuance of the authorized but unissued Shares of any Series, or Class thereof, of the Corporation;

          (vi) to accept or reject subscriptions for Shares of any Series, or Class thereof, made after incorporation;

          (vii) to fix the terms, conditions and provisions of and authorize the issuance of options to purchase or subscribe for Shares of any Series, or Class thereof, including the option price or prices at which Shares may be purchased or subscribed for;

          (viii) to take any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, without a meeting pursuant to a writing signed by that number of directors or committee members that would be required to take the same action at a meeting of the Board of Directors or committee thereof at which all directors or committee members were present; provided, however, that, if such action also requires shareholder approval, such writing must be signed by all of the directors or committee members entitled to vote on such matter; and

          (ix) to determine what constitutes net income, total assets and the net asset value of the Shares of each Series (or Class thereof) of the Corporation. Any such determination made in good faith shall be final and conclusive, and shall be binding upon the Corporation and all holders (past, present and future) of Shares of each Series and Class thereof.

     (b) Except as provided in the next sentence of this paragraph (b), Shares of any Series, or Class thereof, hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued Shares of such Series or Class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding Shares of any Series (or Class thereof), hereafter issued, such Shares shall return to the status of authorized and unissued Shares without designation as to series (if no Shares of the Series remain outstanding) or with the same designation as to Series, but no designation as to class within such Series (if Shares of such Series remain outstanding, but no Shares of such Class thereof remain outstanding), and all provisions of these Articles of Incorporation relating to such Series, or Class thereof (including, without limitation, any statement establishing or fixing the rights and preferences of such Series, or Class thereof), shall cease to be of further effect and shall cease to be a part of these Articles of Incorporation. Upon the occurrence of such events, the Board of Directors shall have the power, pursuant to Minnesota Statutes Section 302A.135, Subdivision 5, or any successor provision, and without shareholder action, to cause restated Articles of Incorporation of the Corporation to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal from these Articles of Incorporation of all such provisions relating to such Series, or Class thereof.

     (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: namely, the amount of the assets, obligations, liabilities and expenses of each Series of Shares (or Class thereof) of the Corporation; the amount of the net income of each Series of Shares (or Class thereof) of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each Series of Shares (or Class thereof); the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each Series of Shares (or Class thereof); the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each Series of Shares of the Corporation; the fair value of any other asset owned by or in each Series of Shares of the Corporation; the number of Shares of each Series (or Class thereof) of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each Series of Shares of the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

     (d) The Board of Directors or the shareholders of the Corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each Series of Shares of the Corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act, of the affected Series of Shares of the Corporation.

     9. The Corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act, as now enacted or hereafter amended.

     10. To the fullest extent permitted by the Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended (except as prohibited by the Investment Company Act), a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     11. The name and address of the Company's first director, who shall serve until the first regular meeting of shareholders or until his successor is elected and qualified, is:

                                 James R. Jundt
                       1550 Utica Avenue South, Suite 950
                          Minneapolis, Minnesota 55416.

     12. The name and address of the incorporator, who is a natural person of full age, is:

                             P. Graham van der Leeuw
                               2200 Norwest Center
                             90 South Seventh Street

                          Minneapolis, Minnesota 55402

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 26th of October, 1995.




                                   /s/  P. Graham van der Leeuw
                                   -------------------------------------------
                                   P. Graham van der Leeuw, Incorporator

                           CERTIFICATE OF DESIGNATION
                                       OF
         CLASS A, CLASS B, CLASS C AND CLASS D COMMON SHARES OF SERIES A
                                       OF
                                JUNDT FUNDS, INC.

     The undersigned duly elected Secretary of Jundt Funds, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of directors of the Board of Directors of the Corporation on December 4, 1995:

          WHEREAS, the total authorized number of shares of the Corporation is one trillion, all of which shares are common shares, par value $.01 per share, as set forth in the Corporation's Articles of Incorporation (the "Articles");

          WHEREAS, ten billion of such shares have been designated in the Articles as Series A Common Shares; and

          WHEREAS pursuant to Section 5(b) of the Articles, the shares of each Series may be classified by the Board of Directors in one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors of the Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that of the ten billion shares designated in the Articles as Series A Common Shares, one billion are hereby designated as Series A, Class A Common Shares, one billion are hereby designated as Series A, Class B Common Shares, one billion are hereby designated as Series A, Class C Common Shares and one billion are hereby designated as Series A, Class D Common Shares, and the remaining six billion Series A Common Shares shall remain undesignated as to class.

          FURTHER RESOLVED, that the Class A, Class B, Class C and Class D Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the Articles. As provided in
     Section 5(b) of the Articles: (a) each Class of Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the "Investment Company Act"), which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class; and (b) the Board of Directors shall have the authority, subject to compliance with the requirements of the Investment Company Act, to provide that shares of any Class shall be convertible (automatically, optionally or otherwise) into shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          FURTHER RESOLVED that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Class A, Class B, Class C and Class D Common Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this 18th day of December, 1995.



                                   /s/  James E. Nicholson
                                   -------------------------------
                                   James E. Nicholson, Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES B COMMON SHARES
            AND CLASS A, CLASS B, CLASS C AND CLASS D SHARES THEREOF
                                       OF
                                JUNDT FUNDS, INC.

     The undersigned duly elected Secretary of Jundt Funds, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of directors of the Board of Directors of the Corporation on December 3, 1996:

          WHEREAS, the total authorized number of shares of the Corporation is one trillion, all of which shares are common shares, par value $.01 per share (individually, a "Share" and, collectively, the "Shares," as set forth in the Corporation's Articles of Incorporation (the "Articles").

          WHEREAS, ten billion of the Shares have been designated in the Articles as Series A Common Shares, and the remaining nine hundred ninety billion authorized Shares are undesignated as to series (the "Undesignated Shares").

          WHEREAS, pursuant to Section 5(a) of the Articles: the Undesignated Shares may be issued in such series (individually, a "Series" and, collectively, together with any other designated series, the "Series") with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any Series as may be adopted from time to time by the Board of Directors pursuant to the authority hereby vested in the Board of Directors; and each Series of Shares which the Board of Directors may establish may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets.

          WHEREAS pursuant to Section 5(b) of the Articles, the Shares of each Series may be classified by the Board of Directors in one or more classes (individually, a "Class" and, collectively, together with any other class or classes within any Series, the "Classes") with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such Class or Classes as may be adopted from time to time by the Board of Directors.

          NOW, THEREFORE, BE IT RESOLVED, that ten billion shares of the Undesignated Shares be, and they hereby are, designated as Series B Common Shares, which shall evidence interests in a separate and distinct portion of the Corporation's assets taking the form of a separate portfolio of investment securities, cash and other assets, and the remaining nine hundred eighty billion authorized Shares of the Corporation shall remain undesignated as to Series.

          FURTHER RESOLVED, that of the ten billion Series B Common Shares designated herein, one billion are hereby designated as Series B, Class A Common Shares, one billion are hereby designated as Series B, Class B Common Shares, one billion are hereby designated as Series B, Class C Common Shares and one billion are hereby designated as Series B, Class D Common Shares, and the remaining six billion Series B Common Shares shall remain undesignated as to Class.

          FURTHER RESOLVED, that the Series B, Class A Common Shares, Series B, Class B Common Shares, Series B, Class C Common Shares and and Series B, Class D Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the Articles. Without limiting the generality of this resolution, and as provided in Section 5(b) of the Articles:

          (a) each Class of Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the "Investment Company Act"), which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class; and (b) the Board of Directors shall have the authority, subject to compliance with the requirements of the Investment Company Act, to provide that shares of any Class shall be convertible (automatically, optionally or otherwise) into shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          FURTHER RESOLVED that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this 3rd day of December, 1996.




                                   -------------------------------
                                   James E. Nicholson, Secretary


                                       -2-